EXHIBIT A

                                     HEC INC.

                         BALANCE SHEET - March 31, 2001


                                      ASSETS


CURRENT ASSETS:                                                    2001
                                                               -----------
    Cash and cash equivalents                                   $ 2,794,280
    Contract receivables, current,
    less allowance for uncollectibles of $1,082,396              16,243,952
    Other current assets                                            603,658
                                                               ------------
                  Total current assets                           19,641,890
                                                               ------------
PROPERTY AND EQUIPMENT                                           10,171,133
    Less accumulated depreciation and amortization                6,415,998
                                                               ------------
                  Net property and equipment                      3,755,135
                                                               ------------
OTHER ASSETS                                                     59,268,802

TOTAL ASSETS                                                   $ 82,665,827
                                                               ============


                    LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
    Accounts Payable                                            $ 4,377,414
    Accrued Expenses                                              4,586,518
    Accrued Income Taxes                                            (71,754)
    Short-Term Borrowing NU Moneypool                            10,200,000
                                                               ------------
                  Total current liabilities                      19,092,178
                                                               ------------

OTHER LIABILITIES:
    Deferred income tax liability                                   423,621
    Other                                                        37,540,400
                                                               ------------
                  Total other liabilities                        37,964,021
                                                               ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
    Common stock, $1 par value.
     Authorized and issued 100 shares                                   100
    Additional paid-in-capital                                   24,900,000
    Foreign Currency Exchange
    Retained Earnings                                               709,528
                                                               -----------
                  Total stockholder's equity                     25,609,628

                  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY    $82,665,827
                                                                ============



                                   HEC INC.

                           STATEMENT OF OPERATION

                     FOR THE QUARTER ENDED MARCH 31, 2001

REVENUES                                                       $ 21,026,786

COST OF REVENUES                                                 17,194,459
                                                               ------------
    Gross profit                                                  3,832,327

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      3,545,242
                                                               ------------
    Operating income                                                287,085
                                                               ------------
INTEREST INCOME (EXPENSE)
    Interest income                                                 998,128
    Interest expense                                               (962,266)
                                                               -------------
                                                                     35,862
                                                               -------------
    Income before income tax expense                                322,947

INCOME TAX EXPENSE                                                  190,481

   Net Income (Loss)                                             $  132,466
                                                               =============